UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 8, 2004

FIRST AVENUE NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21091	52-1869023
(State or other jurisdiction of of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

230 Court Square, Suite 202, Charlottesville, VA 22902

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (434) 220-4988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 8 2004, First Avenue Networks, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with Teligent, Inc. for the acquisition of substantially all of the assets and fixed broadband wireless operations of Teligent, Inc. The Company will acquire Teligent, Inc.’s 24 GHz spectrum licenses, radio assets and fixed wireless operations, including an operational cellular backhaul network in New York City. In consideration for these assets, the Company will issue approximately 25.2 million shares of common stock and a warrant to purchase up to an additional approximately 2.5 million shares of common stock, or approximately 49.9% of its fully diluted shares after giving effect to this transaction. The warrant entitles the holder to subscribe for and purchase from the Company shares of its common stock at exercise prices ranging from $1.98 to $2.40 per share depending upon the exercise date, as more fully set forth in the warrant. The warrant terminates on June 28, 2009 unless earlier terminated pursuant to the terms and conditions of the warrant. The terms and conditions of the Agreement are subject to customary closing conditions and certain approvals, including approval by the Federal Communications Commission. The Company expects to complete this acquisition in late 2004.

Aspen Partners - Series A, together with its affiliates, is a majority stockholder of Teligent, Inc. and owns approximately 20% of the Company’s common stock.

The foregoing is a summary of the terms of the Agreement and does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

This report includes forward-looking statements regarding the consummation of the proposed acquisition, securities trading and the provision of services by the Company and other opportunities in the Company’s marketplace. These statements are not guarantees of future performance. Known and unknown risks, uncertainties, and other factors, including without limitation, the risk that the proposed acquisition will not be consummated, the risk that the Company will be adversely affected by consummating the acquisition, capital constraints, changes to or failure to execute the Company’s strategy and business plan, non-renewal or revocation of FCC licenses, variable customer demand, technological risks, ability to manage growth, competition and government regulation and other risks may cause actual results to differ materially from the future results implied or expressed in the forward-looking statements. Many of these risks and uncertainties are further discussed in our most recent filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended December 31, 2003. The Company does not undertake to and expressly disclaims any obligation to update or revise its forward-looking statement publicly to reflect any change in these forward-looking statements, or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Item 3.02. Unregistered Sales of Equity Securities.

Reference is made to Item 1.01. The consummation of the issuance and sale of the shares of common stock and the issuance of the warrant are subject to the conditions discussed above under Item 1.01. The Company is relying on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder (the “Exemption”). For purposes of the Exemption, the Company is relying upon: (i) certain representations and warranties of Teligent, Inc. and its stockholders made pursuant to the Agreement and the investor representation letters to be delivered pursuant thereto; and (ii) its own independent investigation to confirm that Teligent, Inc. is an Accredited Investor.

Item 8.01. Other Events.

On November 9, 2004, the Company issued a press release announcing the signing of the Agreement. A copy of the press release is furnished as Exhibit 99.1 and is incorporated into this current report by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits – The following exhibits are furnished as part of this current report:

Exhibit Number	Description
10.1	Asset Purchase Agreement, dated as of November 8, 2004, by and among First Avenue Networks, Inc. and Teligent, Inc. (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release of First Avenue Networks, Inc. dated November 9, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST AVENUE NETWORKS, INC.

Date: November 9, 2004	By:	/s/ Sandra Thomas Watson
	Name:	Sandra Thomas Watson
	Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Asset Purchase Agreement, dated as of November 8, 2004, by and among First Avenue Networks, Inc. and Teligent, Inc. (the exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request).

99.1	Press Release of First Avenue Networks, Inc. dated November 9, 2004.